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                                                                     EXHIBIT 3.3


                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                        AMERITRADE HOLDING CORPORATION



     The undersigned, Ameritrade Holding Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

                                      I.

     That it is advisable and in the best interests of the Corporation that Article Fourth of the Certificate of Incorporation be amended; and that the Directors of the Corporation have duly adopted and presented to the shareholders entitled to vote thereon the following resolution setting forth a proposed amendment to the Certificate of Incorporation of such corporation:

          RESOLVED, that it is advisable and hereby proposed that Article Fourth of the Certificate of Incorporation of Ameritrade Holding Corporation be revoked and the following be and it hereby is adopted in substitution thereof:

          FOURTH: The total number of shares of capital stock which the Corporation has authority to issue is 69,000,000 shares, consisting of:

          (1) 3,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock");

          (2) 60,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Stock"); and

          (3) 6,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Stock").


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                                     II.

        That said amendment was duly adopted by the majority of the shareholders of each class of shares of the Corporation entitled to vote thereon in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned, Chairman and Chief Executive Officer and Secretary of Ameritrade Holding Corporation, hereby further certify that the facts hereinabove stated are true and that the execution hereof is their voluntary act and deed and the voluntary act and deed of said Corporation, under penalties of perjury.

        DATED this 10th day of February, 1998.


                                     AMERITRADE HOLDING CORPORATION



                                     By  /s/ John Joe Ricketts
                                        ----------------------------------
                                          John Joe Ricketts, Chairman and
                                          Chief Executive Officer


Attest:



By /s/ J. Peter Ricketts
  ----------------------------------
    J. Peter Ricketts, Secretary